                                                                    EXHIBIT 10.5

                              EMPLOYMENT AGREEMENT


       This EMPLOYMENT AGREEMENT (this "AGREEMENT"), made and entered into as of September 30, 1996, by and among Titan Exploration, Inc., a Delaware corporation (the "HOLDING COMPANY"), Titan Resources I, Inc., a Texas corporation (the "COMPANY"), and Jack D. Hightower, an individual residing in Midland, Texas ("EMPLOYEE"), amends and restates in its entirety that certain Employment Agreement dated March 31, 1995 (the "ORIGINAL AGREEMENT") made by and among the Company, Employee and Titan Resources, L.P., a Texas limited partnership (the "PARTNERSHIP").

                              W I T N E S S E T H:

       WHEREAS, the Company was created and organized to act as the general partner of the Partnership, and the Original Agreement was executed in connection therewith;

       WHEREAS, the Holding Company has been recently created and organized to serve as the holding company of the Partnership and the Company in connection with a proposed transaction in which the Holding Company will acquire all of the limited partnership interests of the Partnership and all of the outstanding shares of the common stock, par value $.01 per share, of the Company (such transactions are referred to herein as the "REORGANIZATION");

       WHEREAS, it is a condition to consummation of the Reorganization that Employee enter into an employment agreement on the terms and conditions hereinafter set forth; and

       WHEREAS, the Company desires to continue, and the Holding Company desires to obtain, the employment of Employee, and Employee desires to be employed by the Holding Company and the Company, upon the terms and conditions hereinafter set forth;

       NOW, THEREFORE, in consideration of the premises and the mutual terms, covenants and agreements herein contained, and intending to be legally bound hereby, the Holding Company, the Company and Employee hereby agree that the Original Agreement shall be amended in its entirety as follows:

       1.     Employment; Position.   Employee shall be employed by the Holding
Company and the Company, as President, Chief Executive Officer, and Chairman of the Board.

       2.     Initial Term.   During the "Initial Term" (as defined below),
Employee's employment hereunder shall be upon the same terms and conditions as set forth in Sections 2 through 7 of the Original Agreement, except that Employee shall no longer be employed by the Partnership and the Holding Company shall be substituted for the Partnership for the purposes of such provisions. The provisions of Section 2 through 7 of the Original Agreement are incorporated herein by reference and during the Initial Term such provisions shall be binding upon the Employee, Holding Company and the Company as if fully set forth herein.
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       For purposes hereof, the "INITIAL TERM" shall be the period from the date hereof until the date of termination of Employee's employment pursuant to
Section 5 of the Original Agreement, provided that, if the Holding Company successfully completes an initial public offering of shares of its Common Stock (the "PUBLIC OFFERING") prior to such date, the Initial Term shall terminate as of the date of closing of any such Public Offering.

       3.     Subsequent Term.   If the Holding Company closes a Public
Offering while Employee remains employed hereunder, then during the period from the closing of such Public Offering until the earlier of (i) the second anniversary of such closing; and (ii) the date of termination of Employee's employment pursuant to Section 3.3 hereof (such period is the "SUBSEQUENT TERM"), Employee's employment hereunder shall be upon the terms and conditions set forth in the following subsections 3.1 - 3.5. Upon the commencement of the Subsequent Term, the provisions of the Original Agreement incorporated by reference in Section 2 hereof shall terminate and be of no further force and effect.

              3.1 Duties. Employee shall have such duties, functions, responsibilities, and authority customarily appertaining to the position of President, Chief Executive Officer and Chairman of the Board in a corporation; subject, however, to the directives of the Board of Directors of the Holding Company and the Company. During the Employment Term, Employee shall devote his full time, skill, and attention and his best efforts during normal business hours to the business and affairs of the Holding Company and the Company, and in furtherance of the business and affairs of the Holding Company, the Company and their respective subsidiaries, if any, (collectively the "RELATED PARTIES"); except for usual, ordinary, and customary periods of vacation and absence due to illness or other disability; provided, however, that Employee may devote reasonable periods of time in connection with the following activities, if such activities do not materially interfere with the performance of Employee's duties and services hereunder and do not consume more than 10% of Employee's working hours (which for purposes hereof will generally constitute a 40 hour work week):

                     (i) serving as a director or a member of a committee of any organization, if serving in such capacity does not involve any conflict with the business of the Related Parties and such organization is not in competition in any manner whatsoever with the business of the Related Parties (it being acknowledged by the parties that Employee's service as an advisory director of Texas Commerce Bank, Midland, Texas is permissible hereunder);

                     (ii)   fulfilling speaking engagements;

                     (iii)  engaging in charitable and community activities;
       and

                     (iv) managing his personal investments so long as such investment activities do not conflict with the provisions in subsection 3.4.

              3.2.   Compensation and Related Matters.

              (a) Base Salary. During the Subsequent Term, Employee shall be paid a base salary at the rate of $160,000 per annum. This base salary may be reviewed periodically and




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increases in such base salary may be granted at the sole discretion of the
Compensation Committee, or other body so authorized by the Board of Directors of the Holding Company.

              (b) Benefits. Employee shall, during the Subsequent Term, be eligible to participate in such insurance, medical and other employee benefit plans of the Holding Company or the Company which may be in effect, from time to time, to the extent such plans are generally available to other executive officers of the Holding Company or the Company.

              (c) Professional Organization Dues. During the Subsequent Term, the Holding Company or the Company shall pay the initiation fees and periodic dues for membership in any oil and gas professional organizations in which Employee is currently a member, or which are otherwise approved by the Board of Directors of the Holding Company, and the Holding Company or the Company shall pay all charges and expenses, including reasonable travel expenses, incurred by Employee in connection with membership in such organizations.

              (d) Vacations. Employee shall be entitled to take such vacations as he may desire, with pay, provided that such vacations do not interfere with the performance of his duties and services hereunder.

              (e) Expenses. Employee will be reimbursed for reasonable expenses incurred in the performance of his duties and services hereunder and in furtherance of the business of the Related Parties upon presentation by Employee of an itemized account, accompanied by appropriate receipts satisfactory to the Holding Company or the Company, as the case may be, in substantiation of such expenses.

              3.3    Termination of Employment.

              (a)    Employee's employment hereunder:

              (i) shall automatically terminate upon the occurrence of any of the following: (A) the mental or physical incapacity or inability of Employee to perform his duties for a consecutive period of one hundred twenty (120) days or a non-consecutive period of one hundred eighty
       (180) days during any twelve month period; (B) the death of Employee; or
       (C) the voluntary resignation or retirement of Employee; and

              (ii) may be terminated by the Holding Company or the Company, at any time, for "CAUSE", which shall mean by reason of any of the following: (A) Employee's conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of the Related Parties (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct; (B) malfeasance in the conduct of Employee's duties, including, but not limited to, (1) willful and intentional misuse or diversion of any of the Related Parties' funds, (2) embezzlement, or (3) fraudulent or willful and material misrepresentations or concealments on any written reports submitted to any of the Related Parties; (C) material failure by employee to perform the duties of Employee's employment or material failure to follow or comply with the reasonable and lawful written directives of the Board of Directors of the Holding Company or the Company, provided, however, that Employee





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       shall have been informed, in writing, of such material failure and given a period of not more than 60 days to remedy same; or (D) a material breach by Employee of the provisions of this Agreement.

              (b) Upon any termination of Employee's employment during the Subsequent Term pursuant to this Subsection 3.3, all obligations of the Holding Company and the Company under this Agreement shall terminate; provided, however, that if Employee's employment hereunder is involuntarily terminated without "cause", as defined above, then the Company shall continue to pay to Employee his then-current monthly salary during the six (6) month period following the date of such involuntary termination (the "INITIAL SEVERANCE PERIOD"), and such payments shall continue to be made to Employee on a month-to-month basis thereafter (the "RESIDUAL SEVERANCE PERIOD"), up to a maximum of six (6) additional months, for so long as Employee continues to comply with the provisions in subsection 3.4 and 3.5. Employee may, by notice to the Company, terminate the Residual Severance Period effective as of the first day of any month after the Initial Severance Period, and on the effective date of such termination, payments to Employee shall be discontinued and Employee shall have no further obligation to comply with the non-compete covenant in subsection 3.4(d).

              3.4 Business Opportunities and Intellectual Property; Personal Investments; Confidentiality; Covenant not to Compete. Employee acknowledges that in the course of his employment hereunder and performance of services on behalf of the Related Parties he will become privy to various business opportunities, economic and trade secrets and relationships of the Related Parties. Therefore, in consideration of this Agreement and the consummation of the Reorganization, Employee hereby agrees as provided below in this subsection 3.4:

              (a)    Business Opportunities and Intellectual Property.
Employee hereby assigns and agrees to assign to the Holding Company and the Company, its successors, assigns, or designees, all of Employee's right, title, and interest in and to all "Business Opportunities" and "Intellectual Property" (as defined below), and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Holding Company and the Company.

       For purposes hereof "BUSINESS OPPORTUNITIES" shall mean all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by Employee during his employment by the Related Parties, or originated by any third party and brought to the attention of Employee during his employment by the Related Parties, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).

       For purposes hereof "INTELLECTUAL PROPERTY" shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs, and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business





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Opportunities, which Employee discovers, conceives, invents, creates, or develops, alone or with others, while employed by the Related Parties, if such discovery, conception, invention, creation, or development (A) occurs in the course of Employee's employment by the Related Parties, or (B) occurs with the use of any of the Related Parties' time, materials, or facilities, or (C) in the opinion of the Board of Directors of the Holding Company, relates or pertains in any way to the Related Parties' purposes, activities, or affairs;


              (b) Non-Compete Obligations During Subsequent Term. Employee agrees that during the Subsequent Term:

              (i) Employee will not, other than through the Holding Company and the Company, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; and

              (ii) all investments made by Employee (whether in his own name or in the name of any family members or made by Employee's controlled affiliates), which relate to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products shall be made solely through the Holding Company and the Company; and Employee will not (directly or indirectly through any family members), and will not permit any of his controlled affiliates to: (A) invest or otherwise participate alongside the Related Parties in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Related Parties ultimately participates in such business or activity;

provided that, this subsection 3.4(b) shall not apply to (x) the personal oil and gas investments owned by Employee, his family members and his controlled affiliates as of the date of the Original Agreement, which were identified to the Partnership within 30 days of the date of the Original Agreement (the "EXISTING PERSONAL INVESTMENTS"); and (y) future expenditures made by Employee, his family members and his controlled affiliates which are required to maintain, but not increase, their respective current ownership interests in the Existing Personal Investments, excluding however, any expenditure to participate in the acquisition, exploration or development of any acreage which is not currently included in the Existing Personal Investments as of the date hereof, unless such opportunity is first offered to, and subsequently declined by, the Related Parties.

              (c) Confidentiality Obligations. Employee hereby acknowledges that all trade secrets and confidential or proprietary information of the Related Parties (collectively referred to herein as "CONFIDENTIAL INFORMATION") constitutes valuable, special and unique assets of the Related Parties' business, and that access to and knowledge of such Confidential Information is essential to the performance of Employee's duties hereunder. Employee agrees that during the Subsequent Term and during the one year period following the date of termination of Employee's employment hereunder (the "TERMINATION DATE"), Employee will hold the Confidential Information in strict confidence and will not publish, disseminate or otherwise disclose, directly





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or indirectly, to any person other than the Related Parties and their respective officers, directors and employees, any Confidential Information or use any Confidential Information for Employee's own personal benefit or for the benefit of anyone other than the Related Parties.

       For purposes of this subsection 3.4(c), it is agreed that Confidential Information includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Related Parties relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Related Parties whether oral or in written form in a "Related Parties' Business Records" (as defined in subsection
3.5 below), but shall exclude any information which (A) has become part of common knowledge or understanding in the oil and gas industry or otherwise in the public domain (other than from disclosure by Employee in violation of this Agreement), or (B) was rightfully in the possession of Employee, as shown by Employee's records, prior to the date of the Original Agreement; provided, however, that Employee shall provide to the Holding Company copies of all information described in clause (B); further provided, however, that this subsection 3.4(c) shall not be applicable to the extent Employee is required to testify in a judicial or regulatory proceeding pursuant to the order of a judge or administrative law judge after Employee requests that such Confidential Information be preserved.

       (d) Post Employment Non-Compete Covenant. Employee agrees as follows:

              (i) Employee will not engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than one percent shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity:

                     (A) during the six month period following the Termination Date, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products within the continental United States;

                     (B) during the Residual Severance Period, in any business
              or activity which is in direct competition with the business of the Related Parties as to leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products within the boundaries of, or within a two mile radius of the boundaries of, any mineral property interest of any of the Related Parties (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest, or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between any third party and the Holding Company, the Company or the Partnership) or any other property on which the Related Parties has an option, right, license, or authority to conduct or direct exploratory activities, such as three dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date or as of the end of the Initial Severance Period; provided that, this subsection (d) shall not preclude Employee from:





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                            (x) making investments in securities of oil and gas
                     companies which are registered on a national stock exchange, if the aggregate amount owned by Employee and all family members and affiliates does not exceed 5% of such company's outstanding securities; or

                            (y) maintaining his Existing Personal Investments,
                     if such personal investments do not involve any business activity that relates to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products other than as permitted by subsection 3.4(b); or

              (ii) Employee will not during the one year period following the Termination Date, solicit, entice, persuade or induce, directly or indirectly, any employee (or person who within the preceding ninety (90) days was an employee) of any of the Related Parties or any other person who is under contract with or rendering services to any of the Related Parties, to (i) terminate his or her employment by, or contractual relationship with, such person, (ii) refrain from extending or renewing the same (upon the same or new terms), (iii) refrain from rendering services to or for such person, (iv) become employed by or to enter into contractual relations with any Persons other than such person, or (v) enter into a relationship with a competitor of any of the Related Parties.

              (e)    The invalidity or non-enforceability of this subsection
3.4 in any respect shall not affect the validity or enforceability of this subsection 3.4 in any other respect or of any other provisions of this Agreement. In the event that any provision of this subsection 3.4 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof, such invalidity or unenforceability shall attach only to the scope or duration of such provision and shall not affect or render invalid or unenforceable any other provision of this Agreement, and, to the fullest extent permitted by law, this Agreement shall be construed as if the geographic or business scope or the duration of such provision had been more narrowly drafted so as not to be invalid or unenforceable.

              (f) Employee acknowledges that the Holding Company's and the Company's remedy at law for any breach of the provisions of this subsection 3.4 is and will be insufficient and inadequate and that the Holding Company and the Company shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies the Holding Company and the Company may have at law. The Holding Company and the Company acknowledge that if the Holding Company or the Company gives notice of its intention to terminate Employee's employment pursuant to subsection 3.3(a)(ii)(C) and there exists no justification for termination of Employee thereunder, that Employee's remedy at law for any such improper termination is and will be insufficient and inadequate and that Employee shall be entitled to equitable relief, including by way of temporary and permanent injunction, in addition to any remedies Employee may have at law.


              (g) The provisions of this subsection 3.4 shall survive termination of this Agreement.





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              (h)    The representations and covenants contained in this
subsection 3.4 on the part of Employee will be construed as ancillary to and independent of any other provision of this Agreement, and the existence of any claim or cause of action of Employee against the Holding Company or any of the other Related Parties or any officer, director, or shareholder of the Holding Company or any of the other Related Parties, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Holding Company or the Company of the covenants of Employee contained in this subsection 3.4. In addition, the provisions of this subsection 3.4 shall continue to be binding upon Employee in accordance with their terms, notwithstanding the termination of Employee's employment hereunder for any reason.

              (i) The parties to this Agreement agree that the limitations contained in this subsection 3.4 with respect to time, geographical area, and scope of activity are reasonable. However, if any court shall determine that the time, geographical area, or scope of activity of any restriction contained in this subsection 3.4 is unenforceable, it is the intention of the parties that such restrictive covenant set forth herein shall not thereby be terminated but shall be deemed amended to the extent required to render it valid and enforceable.

              3.5    Business Records.

              (a) Employee agrees to promptly deliver to the Holding Company, upon termination of his employment hereunder, or at any other time when the Holding Company so requests, all documents relating to the business of the Related Parties, including, without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any other documents relating to the business of the Related Parties, (collectively, the "RELATED PARTIES' BUSINESS RECORDS"), and all copies thereof and therefrom.

              (b) Employee confirms that all of the Related Parties' Business Records (and all copies thereof and therefrom) which are required to be delivered to the Holding Company pursuant to this Section constitute the exclusive property of the Holding Company and the other Related Parties.

              (c)    The obligation of confidentiality set forth in subsection
3.4 shall continue notwithstanding Employee's delivery of any such documents to the Holding Company.

              (d) Notwithstanding the foregoing provisions of this subsection 3.4 or any other provision of this Agreement, Employee shall be entitled to retain any (i) written materials received by Employee in the capacity as a shareholder of the Holding Company, and (ii) written materials which, as shown by Employee's records, were in Employee's possession on or prior to the date of employment by the Related Parties, subject to the Holding Company's right to receive a copy of all such materials.





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              (e)    The provisions of this subsection 3.5 shall continue in
effect notwithstanding termination of Employee's employment hereunder for any reason.

       4. Divisibility of Agreement. In the event that any term, condition or provision of this Agreement is for any reason rendered void, all remaining terms, conditions and provisions shall remain and continue as valid and enforceable obligations of the parties hereto.

       5. Notices. Any notices or other communications required or permitted to be sent hereunder shall be in writing and shall be duly given if personally delivered or sent postage pre-paid by certified or registered mail, return receipt requested, as follows:

              (a)  If to Employee:

                            500 West Texas, Suite 500
                            Midland, Texas 79701

              (b)  If to the Holding Company or the Company:

                            500 West Texas, Suite 500
                            Midland, Texas 79701

Either party may change his or its address for the sending of notice to such party by written notice to the other party sent in accordance with the provisions hereof.

       6. Complete Agreement. This Agreement, together with the terms of the Original Agreement incorporated by reference in Section 2 hereof, contains the entire understanding of the parties with respect to the employment of Employee and supersedes all prior arrangements or understandings with respect thereto and all oral or written employment agreements or arrangements between the Holding Company, the Company (and any of their subsidiaries) and Employee. This Agreement may not be altered or amended except by a writing, duly executed by the party against whom such alteration or amendment is sought to be enforced.

       7. Assignment. This Agreement is personal and non-assignable by Employee. It shall inure to the benefit of any corporation or other entity with which the Holding Company or the Company shall merge or consolidate or to which the Holding Company or the Company shall lease or sell all or substantially all of its assets and may be assigned by the Holding Company or the Company to any affiliate of the Holding Company or the Company or to any corporation or entity with which such affiliate shall merge or consolidate or which shall lease or acquire all or substantially all of the assets of such affiliate.

       8. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.





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       IN WITNESS WHEREOF, each of the parties hereto has executed this
Agreement in multiple counterparts as of the day and year first above written.




                                        TITAN EXPLORATION, INC.



                                        By: /s/ JACK HIGHTOWER
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------



                                        TITAN RESOURCES I, INC.



                                        By: /s/ JACK HIGHTOWER
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------



                                        EMPLOYEE:



                                        /s/ JACK D. HIGHTOWER
                                        ---------------------------------------
                                        Jack D. Hightower





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